SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Filed by the  Registrant [X] Filed by a Party other than the Registrant
         [ ] Check the appropriate box: [ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) [X] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            Century Bancshares, Inc.
                    ------------------------------------------
                (Name of Registrant as Specified in Its Charter)

          ----------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:
                  ----------------------------------------------------- .
         (2) Aggregate number of securities to which transaction applies:
                  ----------------------------------------------------- .
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  ----------------------------------------------------- .
         (4) Proposed maximum aggregate value of transaction:
                  ----------------------------------------------------- .
         (5)      Total fee paid:
                  ----------------------------------------------------- .

         [   ]    Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  (1)      Amount previously paid:
                  ----------------------------------------------------- .

                  (2) Form, schedule or registration statement no.:
                  ----------------------------------------------------- .

                  (3)      Filing party:
                  ----------------------------------------------------- .

                  (4)      Date filed:
                  ----------------------------------------------------- .

                            CENTURY BANCSHARES, INC.
                         1275 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20004

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 21, 1999

TO THE HOLDERS OF COMMON STOCK
  OF CENTURY BANCSHARES, INC.:

         Notice is hereby given that the 1999 Annual Meeting of the Stockholders ("Annual Meeting") of Century Bancshares, Inc. ("Company") will be held at the Willard Inter-Continental Hotel, 1401 Pennsylvania Avenue, N.W., Washington, D.C. 20004 at 11:00 a.m. (local time) on Friday, May 21, 1999, for the following purposes:

         1. to elect a Board of seven directors to serve until the 2000 Annual Meeting of Stockholders of the Company, and until their respective successors have been elected and qualified; and

         2. to transact such other business as may properly come before the meeting or any adjournment thereof.

         All holders of common stock of record at the close of business on March 31, 1999 are entitled to vote at the Annual Meeting and any adjournment thereof. A list of such stockholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the Company's principal office, at 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004.

         Stockholders are cordially invited to attend the meeting in person.

                                          By Order of the Board of Directors

                                          -----------------------------
                                            William C. Oldaker
                                                Secretary
Washington, D.C.
April 14, 1999


                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED; THEREFORE, YOU ARE URGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, MERELY SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.

                            CENTURY BANCSHARES, INC.
                         1275 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20004

                                 PROXY STATEMENT
                   FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 21, 1999

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation by, and on behalf of, the Board of Directors of Century Bancshares, Inc. ("Company") of proxies for use at the 1999 Annual Meeting of Stockholders of the Company to be held on Friday, May 21, 1999 at 11:00 a.m. (local time), at the Willard Inter-Continental Hotel, 1401 Pennsylvania Avenue, N.W., Washington, D.C. 20004, and any adjournment thereof ("Annual Meeting"), for the purposes set forth in this Proxy Statement and the accompanying Notice. It is anticipated that this Proxy Statement, the Notice, and the enclosed form of proxy will be mailed to stockholders on or about April 14, 1999.

Proxies

         For the proxy solicited hereby to be voted, the enclosed form of proxy must be signed (as registered), dated, and returned to the Company in a timely manner. Proxies in the enclosed form that are properly executed and received by the Company prior to or at the Annual Meeting and which are not revoked will be voted in accordance with the directions set forth therein. If no direction is made, a proxy that is properly executed and received by the Company and which is not revoked will be voted FOR the election of all nominees for director named herein to serve on the Board of Directors until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter, not known or determined at the time of the solicitation of proxies, properly comes before the Annual Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies. The proxy also confers on the persons named therein discretionary authority to vote with respect to any matter presented at the Annual Meeting for which advance notice was not received by the Company prior to February 27, 1999.

         Please ensure that your shares will be voted by signing (as registered), dating and returning the enclosed form of proxy in the enclosed postage-paid envelope. A stockholder may revoke a proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated signed proxy, by attending the Annual Meeting and voting in person, or by giving notice of revocation of the proxy at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy. Prior to the Annual Meeting, any written notice of revocation or subsequent proxy should be sent so as to be delivered to the Corporate Secretary, Century Bancshares, Inc., 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004, or hand delivered to the Corporate Secretary at the aforementioned address (or at the Meeting) at or before the taking of the vote at the Annual Meeting.

Voting Securities

         The Board of Directors of the Company has fixed the close of business on March 31, 1999 as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had issued and outstanding 2,583,462 shares of its common stock, $1.00 par value ("Common Stock"), the only class of voting securities outstanding. Only the record owners of the Common Stock are entitled to notice of, and to vote at, the Annual Meeting.

Quorum and Other Matters

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as authorizing the casting of a vote or abstaining. Shares of Common Stock held by nominees that are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "non-vote") for voting on some or all other matters. In deciding all questions, each share of Common Stock is entitled to one vote, in person or by proxy. Votes at the Annual Meeting will be tabulated by an Inspector of Election appointed by the Company.

         Directors are elected by a plurality of the shares present in person or by proxy at a meeting at which a quorum is present. As a result, the seven nominees for director receiving the greatest number of votes of shares of Common Stock present in person or represented by proxy at the meeting, although not necessarily a majority of such shares, will be elected to serve as directors until the Company's 2000 Annual Meeting of Stockholders. An abstention, a non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees. All other matters properly to come before the Annual Meeting for which the Company's Certificate of Incorporation, as amended, does not require the affirmative vote of the holders of two-thirds of the outstanding shares of common stock of the Company, require the approval of a majority of outstanding shares of Common Stock of the Company present, in person or by proxy, at the Annual Meeting.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth the name, address and number of shares of Common Stock owned beneficially at the Record Date by (a) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock; (b) each nominee to serve as director of the Company; (c) each of the Company's executive officers named in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group. No executive officer or director of the Company has any family relationship with any other officer or director. Unless otherwise indicated, all shares are owned directly and the owner has sole voting and investment power with respect thereto.



         Name of                 Amount and Nature of         Percent
of Beneficial Owner              Beneficial  Ownership        of Class

Joseph S. Bracewell              174,662 (1)                     6.74%

George Contis, M.D.              125,816 (2)                     4.86%

John R. Cope                      37,784 (3)                     1.46%

Bernard J. Cravath                64,742 (4)                     2.50%

Neal R. Gross                    156,555 (5)                     6.03%

Charles V. Joyce III               1,438 (6)                       *

William S. McKee                  75,830 (7)                     2.93%

William C. Oldaker                74,629 (8)                     2.87%

All directors, and executive     711,456                        26.89%
officers as a group (8 persons)

Robert Fleming Inc.              272,385 (9)                    10.54%
320 Park Avenue, 11th Floor
New York, NY  10022

Salem Investment Counselors,Inc. 176,614 (9)                     6.84%
Post Office Box 25427
Winston-Salem, NC  27114-5427

Tontine Group                    162,435 (10)                    6.29%
200 Park Avenue, Suite 3900
New York, NY  10166



*   Less than one percent.

1 Principal address is 1275 Pennsylvania Avenue, N.W., Washington, D.C. Includes 4,064 shares held by minor children, 46,209 shares held as Trustee, 50,768 shares held for the benefit of Mr. Bracewell in the Company's 401(k) plan, and 7,095 shares held in individual retirement accounts. Also includes 9,064 shares issuable upon exercise of options which are currently exercisable.

2 Includes 97,438 shares held by Medical Services Corporation International Profit Sharing Plan and Trust of which Dr. Contis is Trustee, and 5,575 shares issuable upon exercise of currently exercisable options.
3 Includes 14,677 shares held in the John R. Cope Rollover IRA, and 12,980 shares issuable upon exercise of currently exercisable options. Also includes 922 shares held by Mr. Cope's spouse, 8,048 shares in trust for Mr. Cope's minor child for which Mr. Cope is trustee.

4 Includes 1,362 shares held by Mr. Cravath's wife, and 4,000 shares issuable upon exercise of currently exercisable options.

5     Principal  address is 1323 Rhode Island  Avenue,  N.W.,  Washington,  D.C.
      20005.   Includes  12,980  shares  issuable  upon  exercise  of  currently exercisable options.

6 Includes 938 shares issuable upon exercise of currently exercisable options.

7 Includes 4,000 shares issuable upon exercise of currently exercisable options.

8 Includes 12,980 shares issuable upon exercise of currently exercisable options. Also includes 17,542 shares held in individual retirement accounts, and 2,434 shares held by Mr. Oldaker's spouse.

9 Based solely on information filed with the Securities and Exchange Commission (the "Commission").

10 A Schedule 13D was jointly filed with the Commission in December 1997 by the following persons, who affirmed the existence of a "group" within the meaning of Section 13(d) under the Securities Exchange Act of 1934, as amended: Tontine Financial Partners, L.P., a Delaware limited partnership ("TFP"); TFP's general partner, Tontine Management, L.L.C., a Delaware limited liability company ("TM"); Tontine Overseas Associates, Ltd., a Delaware limited liability company ("TOA") serving as investment manager to TFP Overseas Fund, Ltd., a Cayman Islands Company ("TFPO"); and Mr. Jeffrey L. Gendell, as the managing member of TOA. In the Schedule 13D, TFP and TM each reported shared beneficial ownership of 127,700 shares of Common Stock owned directly by TFP, TOA reported shared beneficial ownership of 22,000 shares of Common Stock owned directly by TFPO, and Mr. Gendell reported shared beneficial ownership of 149,700 shares of Common Stock owned directly by each of TFP and TFPO.


                              ELECTION OF DIRECTORS

         Each of the seven persons identified in the table below is a nominee for election as a director of the Company and is currently an incumbent director. The term of office for which the following persons are nominated will expire at the time of the 2000 Annual Meeting of Stockholders of the Company and when their respective successors shall have been elected and qualified. Should any nominee for the office of director named herein become unable or unwilling to accept nomination or election, the person or persons acting under the proxies will vote for the election in his stead of such other person as the Board of Directors may recommend. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected to office, and to the knowledge of the Board of Directors, the nominees intend to serve the entire term for which election is sought.

         Directors will be elected by a plurality vote of the shares of Common Stock present, in person or by proxy, at the Annual Meeting. The Board of Directors recommends a vote FOR each of the nominees listed and, unless marked to the contrary, proxies received from a stockholder will be voted for the election of such nominees.

         The following table sets forth certain information regarding the nominees for election to the Board of Directors of the Company.

       Name            Age     Principal Occupation and Business Experience

Joseph S. Bracewell     52  Chairman of the Board, President and Chief Executive
                            Officer of the Company since 1985; Director and Chief Executive Officer of Century National Bank
                            ("the Bank") since 1982 and Chairman thereof since 1985; President of the Bank from 1982 to 1988 and since 1996.

George Contis, M.D.     65  Director  of the Company  since 1995;  Director of
                            the Bank since 1989. Physician and the President of Medical Services Corporation International, an international contract provider of medical services, for more than the past five years.

John R. Cope            56  Director and Vice President  of the Company since
                            1985; Director of the Bank since 1982;  Vice
                            Chairman of the Bank since 1985 and General Counsel thereof since 1986. Partner in the law firm of Bracewell & Patterson, L.L.P., Washington, D.C. for more than the past five years.

Bernard J. Cravath      67  Director of the Company since 1987; Director of the
                            Bank from 1984 to 1986. President of Reality
                            Properties, Inc., a real estate investment corporation, since 1984. Attorney in private practice for more than the past five years.

Neal R. Gross           55  Director of the Company since 1995;  Director of the
                            Bank since 1992. Chairman and Chief Executive
                            Officer of Neal R.Gross and Co., Inc., a corporation providing court reporting services to attorneys, the federal government, and other private organizations and individuals, for more than the past five years.

William S. McKee        55  Director of the Company since 1992; Director of the
                            Bank from 1986 to 1992. Partner in the law firm of King and Spalding, Washington, D.C., for more than the past five years.

William C. Oldaker      57  Director of the Company since 1985 and Secretary
                            since 1992; Director of the Bank since 1984. Partner in the law firm of Oldaker, Ryan, Phillips and Utrecht, Washington, D.C. from 1993 to November
                            1998, and Oldaker & Harris, L.L.P.from November 1998
                             to the present.

 .
         The Board of Directors met 13 times in 1998. Each of the directors attended at least 75% of the meetings of the Board of Directors of the Company except Dr. Contis, who attended 73% of the meetings. Messrs. Bracewell, Contis, Cope, Gross, and Oldaker also serve on the Board of Directors of the Bank, which met ten times during 1998.

         The Company has standing Audit and Executive Compensation committees of its Board of Directors. The Audit Committee, which met four times during 1998, consists of Company directors Cravath (Chair) and Gross, who attended all four of the meetings, respectively. The Executive Compensation Committee, which met twice during 1998, is composed of directors Oldaker (Chair), Cope, and Cravath, with each attending both of the meetings. Messrs. Cope, Cravath, and Oldaker serve as the Stock Option Committee designated by the Board of Directors to administer the Company's stock option plan. The Company does not have a standing nominating committee or other committee serving a similar function. Members of the Board of Directors of the Company also serve on other committees, formal and informal, with directors and members of senior management of the Bank.


                                  COMPENSATION

Executive Compensation

         The following table sets forth the compensation for each of the last three years awarded to, earned by, or paid to the Chief Executive Officer of the Company and the other executive officers of the Company whose salaries and bonuses exceeded $100,000 for the last completed fiscal year.


                           Summary Compensation Table

                                                                   Long-Term
                                                                   Compensation
                                                                   Awards
                                                                   Securities
Name and Principal               Annual Compensation               Underlying     All Other
      Positions           Year      Salary  Bonus(1)    Other (2)  Options (#)  Compensation (3)
----------------------    -----     -----   ------      ---------- ----------   ----------------

Joseph S. Bracewell        1998     $199,325 $   -0-    $11,000     4,250       $1,517
Chairman of the Board,     1997      182,300   5,000     10,750     4,000        2,824
President, and CEO of      1996      182,300     -0-     10,750     2,735        1,592
the Company and the
Bank


1 These payments are listed in the year accrued and earned, but each was paid in the following year.

2   Amounts  in  this  column  represent  (a)  matching   contributions  to  the
    executive's 401(k) plan account and (b) director fees deferred by the executive pursuant to the deferred compensation program for directors. Contributions to the 401(k) plan on behalf of Mr. Bracewell were $5,000, $4,750 and $4,750 during 1998, 1997 and 1996, respectively. Mr. Bracewell deferred $6,000 during each of 1998, 1997, and 1996 respectively, pursuant to the deferred compensation program for directors.

3 Includes the dollar value of insurance premiums paid by the Company with respect to the term life insurance portion of split dollar policies in which the Company has the full interest in the cash surrender value. During 1998, 1997 and 1996, the Company held three split dollar policies covering Mr. Bracewell. Mr. Bracewell is provided the use of a Company car, and certain club dues are paid by the Company on his behalf. Since the aggregate value thereof does not exceed the lesser of $50,000 or 10% of Mr. Bracewell's annual cash compensation, such amounts are not included in the table.

Board Compensation

         Each director of the Company, and each director of the Bank, may elect to enter into a Compensation Agreement in lieu of receiving the annual retainer in cash. All directors of the Company, and all but one of the directors of the Bank, have elected to enter into Deferred Compensation Agreements (the "Compensation Agreements"). The Compensation Agreements generally provide for the payment of a fixed monthly retirement benefit for 180 months payable to the director or his designated beneficiary commencing on the first day of the month following the director's retirement on his 65th birthday. In the event of the director's death prior to retirement, a reduced sum is payable to a beneficiary designated by the director for 144 months. The retirement benefit attributable to each annual deferral vests ratably over a five year period, and in the event that a director does not serve for five years after any benefit is accrued for any reason other than a change of control, the director receives a benefit proportional to his time of serve. In the event of a change of control of the Company, all benefits are fully vested.

         The Company previously has administered the program informally and has satisfied its potential future obligations under these agreements by using the amount of the deferred payments to purchase life insurance on the participating directors. During 1998, an aggregate of $20,400 and $26,200 in premiums was paid on life insurance policies for directors of the Company and the Bank, respectively, participating in the deferred compensation program. During 1998, the Company and the Bank established the Century Director's Trust (the "Trust") to facilitate the efficient payment, administration and record keeping requirements of the Company and the Bank under the program. The Trust is an irrevocable grantor trust within the meaning of the federal income tax laws administered by an affiliate of First National Bank of Maryland and two individual trustees. The Trust permits contributions of cash and other property to fund the obligations of the Company and the Bank under the Compensation Agreements, and obligates the Company and the Bank to fully fund the benefits due under the agreements upon demand of the trustees of the Trust. The Company and the Bank have transferred to the Trust all life insurance policies purchased to fund the retirement program, which have a face amount of $1,670,000, and cash in the amount of $874,000. As of December 31, 1998, the Company and the Bank had accrued an aggregate of $674,000 in deferred compensation expense related to this program.

Executive Compensation Committee Report

To the Board of Directors:

         As members of the Executive Compensation Committee, it is our duty to establish the compensation level of the executive officers, to award bonuses to the executive officers and to approve the Company's benefit plan arrangements.

         The base salary level of the executive officers is recommended to the Executive Compensation Committee by the CEO. In assessing the CEO's compensation relative to the Company's performance, no specific criteria are applied. Factors considered by the Compensation Committee are typically subjective, such as the committee's perception of the individual's performance and any planned changes in functional responsibility, and also include such factors as prior year compensation levels, such information as is available about the salary level at comparable institutions, and general inflationary considerations. The profitability of the Company and the market value of its stock are not primary considerations in setting executive officer base compensation, although significant changes in these items are subjectively considered. The Committee reviewed the base compensation for Mr. Joseph S. Bracewell and increased same to $205,000 per year effective April 1, 1998.

         The Committee considers bonuses for the executive officers, including Mr. Bracewell, after subjectively considering the profitability of the Company and individual performance. In making such determination, the Committee does not apply any specific criteria. The perquisites and other benefits received by Mr. Bracewell that are reported in the Summary Compensation Table are provided primarily pursuant to existing employee benefit programs.

         No member of the Executive Compensation Committee is a former or current paid officer or employee of the Company or any subsidiary.
                                          Executive Compensation Committee
                                          William C. Oldaker
                                          John R. Cope
                                          Bernard J. Cravath

Stock Option Committee Report on Executive Compensation

         The following report by the Stock Option Committee to the Board of Directors discusses the factors the Stock Option Committee considers when determining the number of shares which will be made subject to stock options granted to the executive officers of the Company.

To the Board of Directors:

         As members of the Stock Option Committee it is our duty to administer the Company's 1994 Stock Option Plan. Administering the plan includes awarding stock options to the executive officers.

         Stock options are a component of compensation that is intended to retain executives and to motivate executives to improve stock market performance. The number of options granted to each executive officer was determined by taking a percentage of salary and dividing that amount by the fair market value per share of the Company's Common Stock on the date of the grant. The percentages are recommended annually by the CEO (subject to the approval of the Committee). The percentage recommended and utilized for Mr. Joseph S. Bracewell for 1998 was 20 percent. The option price was the fair market value of the Company's common stock on the date of the grant.
                                              Stock Option Committee
                                              John R. Cope
                                              Joseph H. Koonz, Jr.
                                              William C. Oldaker

Stock Options Plans

         In 1986, the Company adopted an Incentive Stock Option Plan for Key Employees, a Nonqualified Stock Option Plan for Key Employees, and a Non-Qualified Stock Option Plan for Directors (collectively, the "1986 Plans") in order to encourage ownership of Common Stock by key employees and directors of the Company and its subsidiaries. The 1986 Plans expired during 1992 and 1993; however, certain options granted under the 1986 Plans are still exercisable by the optionees.

         The Company initially reserved 150,000 shares of its Common Stock for the issuance of incentive stock options and nonqualified stock options to directors and key employees under the Century Bancshares, Inc. 1994 Stock Option Plan (the "1994 Plan"). The Board of Directors approved the 1994 Plan in April 1994, and it was approved by the Company's stockholders in May 1994. The 1994 Plan is administered by the Company's Stock Option Committee and provides that the options granted under the 1994 Plan may be either incentive stock options pursuant to Section 422A of the Internal Revenue Code of 1986, as amended, or nonqualified options. At its 1998 Annual Meeting, stockholders approved an amendment to the 1994 Stock Option Plan whereby an additional 200,000 shares of Common Stock were allocated to the 1994 Plan. The number of shares of Common Stock reserved for issuance pursuant to options granted under the Company's plans also has been increased from time to time as a result of Common Stock dividends.

         During fiscal 1998, options to purchase 1,500 shares of the Common Stock were granted to each of the fourteen non-employee directors of the Company and the Bank under the 1994 Plan at a purchase price of $9.31 per share.

         As of December 31, 1998, options to purchase an aggregate of 214,911 shares of Common Stock at exercise prices ranging from $1.46 to $10.36 were outstanding (including 12,364 options issued pursuant to the 1986 Plans), and there were 126,771 shares of Common Stock available for future grants under the 1994 Plan.

         During the fiscal year ended December 31, 1998, the Company granted the following options to purchase Common Stock to the executive officer of the Company listed in the Summary Compensation Table.


                      OPTIONS GRANTED TO EXECUTIVE OFFICERS
                               IN FISCAL YEAR 1998
                                                                         Potential Realizable
                       Number of    % of Total                           Value at Assumed
                       Securities   Options                              Annual Rate of
                       Underlying   Granted to   Per Share               Stock Price
                       Options      Employees    Exercise    Expiration  Appreciation for
      Name             Granted       in 1998     Price       Date        Option Term
----------------       ----------   -----------  ---------   --------=   -----------
                                                                            5%       10%
                                                                            --       ---

Joseph S. Bracewell     1,000        5.3%         $10.88      4/01/2008   $ 6,842  $ 17,340
                        3,250                       9.31      6/16/2008    19,029    48,223

         During the fiscal year ended December 31, 1998, the following options were exercised by the executive officer of the Company listed in the Summary Compensation Table.

                      OPTIONS EXERCISED IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                   Number of Securities        Value of Unexercised
                        Shares                     Underlying Unexercised      In-the-Money Options
                        Acquired       Value       Options at Year End         at Year End
      Name              On Exercise    Realized    Exercisable  Unexercisable  Exercisable   Unexercisable
------------------      ------------   ----------  -----------  -------------  -----------   -------------

Joseph S. Bracewell      4,523         $ 42,800.62   9,064       6,079         $12,118.28      $ 1,410.88
                        14,752          115,256.56


                             STOCK PERFORMANCE GRAPH

         The following  graph compares the cumulative  total return to  stockholders  for the period from September
23, 1997 (the date  trading in the Common  Stock  commenced  on The NASDAQ Stock
Market's SmallCap Market) through
December 31, 1998,  for a holder of Common Stock  against the  cumulative  total return of both The NASDAQ Stock Market and the NASDAQ Bank Stock Index.
[OBJECT OMITTED]
--------------------------------------------------------------------------------------------------------------------
                          Sept. 23, 1997  Dec. 31, 1997  Mar. 31, 1998  Jun. 30, 1998  Sep. 30, 1998  Dec. 31, 1998
                          ------------------------------------------------------------------------------------------
Century Bancshares, Inc.   100.00         126.87         129.85         119.11         106.57          84.63
Nasdaq Stock Market        100.00          92.87         108.67         111.81         101.22         130.55
Nasdaq Bank Stocks         100.00         114.14         120.66         118.36          99.82         113.05
                          ------------------------------------------------------------------------------------------

Assumes $100 invested at September 23, 1997. Dividends reinvested through year ended December 31, 1998.
-----------------------------------------------------------------------------


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         The Company and Mr. Bracewell are parties to an Employment Agreement which will terminate on August 31, 1999, unless renewed by the parties on written notice. Under the Employment Agreement, Mr. Bracewell receives an annual salary of $205,000, the use of a Company car, the payment by the Company of life insurance premiums, and certain membership dues. Upon termination of Mr. Bracewell's employment during the term of the Employment Agreement (except by the reason of his death or upon termination by the Company for cause), or if the Company elects not to renew the Employment Agreement, Mr. Bracewell would be entitled to receive a payment in an amount equal to twice his annual salary, maintenance of certain health care and life insurance benefits for a period of one year subject to extension after such time at Mr. Bracewell's expense, and all his stock options would automatically vest. If Mr. Bracewell elects not the renew the Employment Agreement upon its expiration, the Employment Agreement provides for a severance payment in the amount of his annual salary.

         In the event of a change of control, Mr. Bracewell may terminate the Employment Agreement within sixty (60) days after such change of control. Under the Employment Agreement, a "change of control" means (i) the acquisition by any person or group of persons of beneficial ownership of securities representing more than 50% of the Company or the Bank, (ii) a reorganization with respect to which those persons who had been beneficial owners do not, following such reorganization, beneficially own shares representing more than 50% of the combined voting power of the voting securities of the resulting corporation,
(iii) a sale of substantially all the assets of the Company or the Bank, (iv) the cessation for any reason of the individuals who constituted the Board of Directors of the Company on the date of the Employment Agreement (the "Incumbent Board") to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date of the Employment Agreement whose election or whose nomination for election by the Company's stockholders was approved by a majority vote of the directors comprising the Incumbent Board is, for purposes of the agreement, considered to be a member of the Incumbent Board, or (v) a change in the Company's status requiring prior notice to the Board of Governors of the Federal Reserve System and/or the Office of the Comptroller of the Currency pursuant to the Change in Bank Control Act of 1978 and regulations promulgated thereunder. Mr. Bracewell has agreed not to compete with the Company during the term of Employment Agreement and for 12 months thereafter.

         The Company and each of its directors are parties to deferred compensation agreements pursuant to which the directors have deferred their annual retainer fees in exchange for a retirement benefit. During 1998, the Company established a trust for the administration of its obligations under these agreements. See "Compensation - Board Compensation: for a description of the Company's obligations under these arrangements.

         During 1998, the Bank made loans in the ordinary course of business to certain of the directors and executive officers of the Company and the Bank, their associates, and members of their immediate families. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with others and do not involve more than normal risk of collectibility or present other unfavorable features. Loans to directors, executives officers and principal stockholders of the Company and to directors and officers of its subsidiaries are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of such credits satisfy the foregoing standards. As of December 31, 1998, loans outstanding to the directors and executive officers and their immediate families totaled $3,390,254 (net of participations sold to other banks on a non-recourse basis), which represented approximately 2.9% of total loans outstanding as of that date.

         With respect to banking transactions other than loans, during 1998 the Company and the Bank had such transactions in the ordinary course of business with many of their directors, executive officers, principal stockholders and other affiliates; however, transactions with such persons were on substantially the same terms as those that could be obtained from unaffiliated third parties and those prevailing for comparable transactions with others.

         Mr. Cope, a director of the Company and the Bank, is a member of Bracewell & Patterson, L.L.P., a law firm that was retained by the Company and its subsidiaries during 1998.


                               EXECUTIVE OFFICERS

         The executive officers of the Company are Joseph S.Bracewell and Charles V. Joyce III. See "Election of Directors" for certain information with respect to the age, positions and length of service with the Company, and the business experience of Mr. Bracewell. Mr.Joyce is Senior Vice President and Chief Financial Officer of the Company and the Bank. Mr. Joyce joined the Company in November 1998, and he is 57 years old with 22 years of financial services industry experience. From 1995 until 1997, Mr.Joyce was Senior Vice President and Chief Financial Officer for F&M Bank - Allegiance. The Company's executive officers are elected annually and serve at the discretion of the Board of Directors subject, in the case of Mr. Bracewell, to an employment contract. See "Certain Relationships and Transactions."


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the rules promulgated thereunder require every person who is the beneficial owner of more than ten percent of any class of any equity security (other than an exempted security) which is registered pursuant to
Section 12 of the Exchange Act, or who is a director or executive officer of an issuer of such security, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such securities. Officers, directors and greater than ten percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such reports furnished to the Company and certain written representations provided to the Company by such persons, the Company believes that during the year ended December 31, 1998, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders were satisfied.


                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Solicitations of proxies are being made by the Company through the mail and may also be made in person or by telephone. Directors and employees of the Company may be utilized in connection with such solicitations. The Company also will request brokers and nominees to forward soliciting materials to the beneficial owners of the Common Stock held of record by such persons and will reimburse them for their reasonable forwarding expenses in connection therewith.


                   DATE OF SUBMISSION OF STOCKHOLDER PROPOSALS

         In order for proposals submitted by stockholders of the Company pursuant to Rule 14a-8 of the General Rules and Regulations under the Exchange Act to be included in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders, such proposals must be received at the Company's principal executive offices no later than December 28, 1999. A stockholder choosing not to use the procedures established in Rule 14a-8 must deliver the proposal at the Company's principal executive offices not later than February 27, 2000.


                              INDEPENDENT AUDITORS

         The firm of KPMG LLP served as the Company's independent public auditors for the year ended December 31, 1998. A member of the firm of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.


                                  OTHER MATTERS

         The Company is not aware of any business to be acted on at the Annual Meeting other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the stockholders is properly presented at the meeting, the proxies will be voted in accordance with the discretion of the persons named therein.





                       FORM 10-K AVAILABLE WITHOUT CHARGE

         The Company's Annual Report on Form 10-K, including all exhibits, has been filed with the Securities and Exchange Commission and a copy thereof, excluding exhibits, accompanies this Proxy Statement. Upon payment of the Company's reasonable expenses, the Company will furnish a copy of any exhibit to the Form 10-K to any stockholder who makes a written request therefor to the Corporate Secretary, Century Bancshares, Inc., 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004.


                                              By Order of the Board of Directors

                                              ----------------------------
                                              William C. Oldaker
                                              Secretary

April 14, 1999